Exhibit 10.1

NUCOR CORPORATION

SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVE OFFICERS

as amended and restated effective December 15, 2023

i

Table of Contents (continued)

ii

NUCOR CORPORATION

SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVE OFFICERS

as amended and restated effective December 15, 2023

ARTICLE I

INTRODUCTION

The Company desires to amend and restate the Nucor Corporation Supplemental Retirement Plan (the “Plan”) that was adopted and established effective February 17, 2020. The Plan is an unfunded supplemental retirement plan and was established to provide supplemental retirement benefits to eligible executive officers of the Company.

NOW, THEREFORE, the Plan, is hereby amended and restated, effective December 15, 2023, to consist of the following Article I through Article X:

ARTICLE II

DEFINITIONS, CONSTRUCTION

Section 2.1    Definitions.

Base Salary means the amount a Participant is entitled to receive from the Company or a Subsidiary in cash as wages or salary on an annualized basis in consideration for his or her services, (i) including any such amounts which have been deferred and (ii) excluding all other elements of compensation such as, without limitation, any bonuses, commissions, overtime, health benefits, perquisites and incentive compensation.

Beneficiary means the person(s) or entity(ies) designated by a Participant or the provisions of the Plan to receive such benefits as may become payable to such person(s) or entity(ies) in accordance with the provisions of the Plan.

Benefit Service means, with respect to a Participant as of any date, the Participant’s Service with the Company or a Subsidiary calculated from the date the individual is designated a Participant in the Plan until the earlier of (i) the date of the Participant’s Separation from Service or (ii) the date the individual is no longer an active Participant in the Plan pursuant to Section 3.3.

Board means the Board of Directors of the Company.

Cause means a Participant’s (a) continued willful failure to substantially perform and fulfill the Participant’s duties to the Company, (b) willfully engaging in gross misconduct materially and demonstrably injurious to the Company or (c) material breach of any written agreement between the Participant and the Company, provided, that with respect to an event giving the Company Cause for termination described in either of the foregoing clauses (a) or (c), as determined by the Committee in good faith, the Company has provided the Participant written notice thereof and the Participant has not cured such event, as determined by the Committee in good faith within fifteen (15) days following the date the Company provides such notice.

Change in Control means the occurrence of any one of the following events:

(a)    individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be an Incumbent Director;

(b)    any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subsection (b) shall not be a Change in Control if it is the result of any of the following acquisitions: (i) an acquisition directly by or from the Company or any Subsidiary; (ii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c)    the consummation of a reorganization, merger, consolidation, statutory share exchange, liquidation, dissolution or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”), unless immediately following such Reorganization or Sale: (i) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the foregoing criteria, a “Non-Qualifying Transaction”).

Claim is defined in Section 5.1(a).

Claimant is defined in Section 5.1(a).

Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

Committee means the Compensation and Executive Development Committee of the Board.

Company means Nucor Corporation, a Delaware corporation and any successor thereto.

DGCL is defined in Section 6.1.

Disability means “disability” or “disabled” as defined in any long-term disability plan sponsored by the Company or a Subsidiary in which the Participant participates. In the event the Participant does not participate in any long-term disability plan sponsored by the Company or a Subsidiary, “disability” means the Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

Early Retirement means a Participant’s Separation from Service due to the Participant’s resignation prior to the date the Participant has satisfied the eligibility requirement(s) for Normal Retirement.

Effective Date means February 17, 2020.

Executive Officer means an Executive Vice President or more senior officer of the Company.

Indemnified Person is defined in Section 6.2.

Normal Retirement means a Participant’s Separation from Service due to the Participant’s resignation, termination by the Company without Cause or Disability, in each case, on or after the date (a) the Participant has attained age sixty (60) or (b) attained age fifty-five (55) and completed seven (7) Years of Benefit Service.

Participant means an Executive Officer who has been designated as a Participant in the Plan as provided in Section 3.2.

Plan means the Nucor Corporation Supplemental Retirement Plan for Executive Officers, as set forth herein and as amended from time to time.

Separation from Service means a Participant’s separation from Service with the Company and its Subsidiaries. For purposes of the Plan, the term “separation from service” shall be defined as provided in Section 409A of the Code and applicable regulations.

Service means employment by the Company or any Subsidiary.

Supplemental Retirement Account means the bookkeeping account established and maintained on the books and records of the Plan pursuant to Sections 4.1(b) and 4.2 for a Participant to record the Participant’s benefit accrued under the Plan.

Subsidiary or Subsidiaries means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

Year of Benefit Service means, with respect to a Participant as of any date, the number of complete calendar months included in the Participant’s Benefit Service divided by twelve (12).

Section 2.2    Construction. To the extent the definitions ascribed to the terms in Section 2.1 are different from the definitions ascribed to the same or similar terms in any other employee benefit plan sponsored or maintained by the Company, the definitions in Section 2.1 shall govern and control for purposes of administering this Plan only and shall not affect or modify or otherwise be used for the administration of any such other employee benefit plan. Whenever used herein, unless the context clearly indicates otherwise, a pronoun in the masculine gender shall include the feminine gender, and the singular shall include the plural and the plural the singular. The conjunction “or” shall include both the conjunctive and disjunctive, and the adjective “any” shall mean one or more or all. Article, section and paragraph headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. A reference to a “Section” or an “Article” means a Section or Article of the Plan and not of another source unless another source is specified or clearly indicated. Any reference in the Plan to the masculine gender is for convenience of expression only and includes the feminine gender unless the context clearly indicates otherwise.

ARTICLE III

PARTICIPATION

Section 3.1    General. No person shall become a Participant unless or until such person is or becomes an Executive Officer of the Company. In addition, in no event shall any Executive Officer be eligible to participate in the Plan prior to the Effective Date.

Section 3.2    Participation. The Committee, in its sole and exclusive discretion, shall determine which Executive Officers shall become Participants. Designation of Executive Officers as Participants shall be made in such manner as the Committee shall determine from time to time.

Section 3.3    Duration of Participation. A Participant shall cease to be an active Participant in the Plan and no further credits shall be made to his or her Supplemental Retirement Account from and after the date he or she ceases to be an Executive Officer of the Company. Notwithstanding the foregoing, the Participant shall remain a Participant in the Plan until the full amount of any benefits payable under the Plan to the Participant have been paid.

ARTICLE IV

BENEFITS

Section 4.1    Supplemental Retirement Accounts.

(a)    General. A Supplemental Retirement Account shall be established and maintained on the books and records of the Plan in the name of each Participant in accordance with the provisions of this Section 4.1 effective as of the date the Participant commences participation in the Plan.

(b)    Initial Supplemental Retirement Account Balance. The Supplemental Retirement Account established for a Participant shall be credited with an initial balance equal to (i) two (2) times (ii) the product of (A) the Participant’s Base Salary multiplied by (B) 3.36.

Section 4.2    Supplemental Retirement Account Adjustments. The balance to the credit of a Participant’s Supplemental Retirement Account shall be adjusted each time his or her Base Salary is adjusted to equal the amount that would have been credited to the Participant’s Supplemental Retirement Account pursuant to Section 4.1(b) if the Participant had commenced participation in the Plan as of the effective date of his or her Base Salary adjustment.

Section 4.3    Normal Retirement. Upon a Participant’s Normal Retirement, the Participant shall be entitled to receive a benefit equal to the balance to the credit of the Participant’s Supplemental Retirement Account.

Section 4.4    Early Retirement. Upon a Participant’s Early Retirement on or after attaining age fifty-five (55), the Participant shall be entitled to receive a benefit equal to (a) the balance to the credit of the Participant’s Supplemental Retirement Account multiplied by (b) a fraction, the numerator of which is the lesser of seven (7) or the Participant’s Years of Benefit Service, and the denominator of which is seven (7). Upon a Participant’s Early Retirement prior to attaining age fifty-five (55), the Participant shall be entitled to receive a benefit equal to (a) fifty percent (50%) of (b)(i) the balance to the credit of the Participant’s Supplemental Retirement Account multiplied by (ii) a fraction, the numerator of which is the lesser of seven (7) or the Participant’s Years of Benefit Service, and the denominator of which is seven (7).

Section 4.5    Disability or Involuntary Termination without Cause. Upon a Participant’s Separation from Service due to the Participant’s Disability or a termination by the Company without Cause, in either case prior to the date the Participant has satisfied the eligibility requirement(s) for Normal Retirement, the Participant shall be entitled to receive a benefit equal to (a) balance to the credit of the Participant’s Supplemental Retirement Account multiplied by (b) a fraction, the numerator of which is the lesser of seven (7) or the Participant’s Years of Benefit Service, and the denominator of which is seven (7).

Section 4.6    Involuntary Termination with Cause. Upon a Participant’s Separation from Service at any time (including without limitation, on or after the Participant has satisfied the eligibility requirement(s) for Normal Retirement) due to an involuntary termination by the Company with Cause, the Participant shall not be entitled to receive any benefit under the Plan.

Section 4.7    Death.

(a)    Death After Separation from Service. In the event a Participant dies after the Participant’s Separation from Service, the benefits which would have been payable to the Participant if he or she had survived shall be paid to the Participant’s Beneficiary.

(b)    Death While in Service. If a Participant dies while in Service, a death benefit shall be payable to the Participant’s Beneficiary. If the Participant attained age sixty (60) or completed seven (7) Years of Benefit Service prior to the Participant’s death, the amount of the death benefit shall be equal to the balance to the credit of the Participant’s Supplemental Retirement Account. If the Participant died prior to attaining age (60) or completing seven (7) Years of Benefit Service, the amount of the death benefit shall be equal to the greater of (i) 50% of the balance to the credit of the Participant’s Supplemental Retirement Account or (ii) the balance to the credit of the Participant’s Supplemental Retirement Account multiplied by a fraction, the numerator of which is the Participant’s Years of Benefit Service, and the denominator of which is seven (7).

(c)    Designation or Change of Beneficiary by a Participant. Each Participant may from time to time designate the person(s) or entity(ies) to whom any death benefits are to be paid under the Plan. A Participant may from time to time change such designation and upon any such change, any previously designated Beneficiary’s right to receive any benefits under the Plan shall terminate. In order to be effective, any designation or change of designation of a Beneficiary must be made on a form furnished by the Company and signed by the Participant and received by the Company while the Participant is alive. If a Beneficiary of a deceased Participant shall survive the deceased Participant but die prior to the receipt of all benefits payable to said Beneficiary under the Plan, then such benefits as would have been payable to said deceased Beneficiary shall be paid to such Beneficiary’s estate at the same time and in the same manner as such benefits would have been payable to the deceased Beneficiary.

(d)    Beneficiary Designated by the Plan. In the event a Participant shall die without having designated a Beneficiary, or in the event that a Participant shall die having revoked an earlier Beneficiary designation without having effectively designated another Beneficiary, or in the event that a Participant shall die but the Beneficiary designated by such Participant shall fail to survive such Participant, then and in any such event, the deceased Participant’s estate shall be the Participant’s Beneficiary.

Section 4.8    Method of Benefit Payments.

(a)    To Participants. The benefit payable to a Participant pursuant to Section 4.3, Section 4.4 or Section 4.5 shall be paid to the Participant in twenty-four (24) equal monthly installments commencing within sixty (60) days of the six (6) month anniversary of the Participant’s Separation from Service.

(b)    To Beneficiaries. The benefit payable to a Participant’s Beneficiary pursuant to Section 4.7 shall be paid to the Beneficiary in a single lump sum payment within sixty (60) days after the Participant’s death.

ARTICLE V

CLAIMS PROCEDURES

Section 5.1    Claims Procedure.

(a)    General. In the event that any person (a “Claimant”) makes a claim for benefits under the Plan (a “Claim”), such Claim shall be made by the Claimant’s filing a notice thereof with the Committee within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Committee shall be afforded a reasonable opportunity to state such Claimant’s position and to present evidence and other material relevant to the Claim to the Committee for its consideration in rendering its decision with respect thereto. The Committee shall render its decision in writing within sixty (60) days after the Claim is referred to it, and a copy of such written decision shall be furnished to the Claimant.

(b)    Notice of Decision of Committee. Each Claimant whose Claim has been denied by the Committee shall be provided written notice thereof, which notice shall set forth:

(i)    the specific reason(s) for the denial;

(ii)    specific reference to pertinent provision(s) of the Plan upon which such denial is based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

(iv)    an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

(c)    Review of Decision of Committee. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Committee denying the Claim. Such review shall be by the Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Committee and shall be made by the written request of the Claimant or such Claimant’s duly authorized representative to the Committee. In the event of appeal, the Claimant or such Claimant’s duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee. The Committee shall review the following:

(i)    the initial proceedings of the Committee with respect to such Claim;

(ii)    such issues and comments as were submitted in writing by the Claimant or the Claimant’s duly authorized representative; and

(iii)    such other material and information as the Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Committee.

The Committee may approve, disapprove or modify the decision of the Committee, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues in its determination of Claims, and the Committee’s exercise of such discretion shall be conclusive and binding as long as it is not arbitrary or capricious.

Section 5.2    Agent for Service of Process. The Company shall be the agent for service of legal process upon this Plan, and its address for such purpose shall be the address of its principal place of business in Charlotte, North Carolina.

ARTICLE VI

PLAN ADMINISTRATION

Section 6.1    Committee Authority. The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 (or any successor provisions thereto) and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

Section 6.2    Indemnification. No member of the Board, the Committee or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

ARTICLE VII

NON-COMPETITION AND NON-SOLICITATION AGREEMENT;

WAIVER AND RELEASE AGREEMENT

Section 7.1    Non-Competition and Non-Solicitation Agreement. As a condition to the receipt of benefits under the Plan, a Participant shall enter into an agreement in form and content reasonably satisfactory to the Committee pursuant to which the Participant agrees to refrain, for a reasonable period of time following the Participant’s Separation from Service, from (i) competing with the Company, (ii) soliciting or influencing any customer or prospective customer of the Company to alter its business with the Company or to do business with another company, (iii) soliciting or offering employment to any employee of the Company, or (iv) disclosing any confidential information or trade secrets of the Company.

Section 7.2    Waiver and Release Agreement. As a condition to the receipt of benefits under the Plan, a Participant must submit a signed Waiver and Release Agreement in form and content reasonably satisfactory to the Committee on or within forty-five (45) days of the Participant’s Separation from Service. A Participant may revoke the signed Waiver and Release Agreement within seven (7) days of signing. Any such revocation must be made in writing and must be received by the Committee within such seven (7) day period. A Participant who timely revokes a Waiver and Release Agreement shall not be eligible to receive benefits under the Plan.

Section 7.3    Effect of Breach. In the event a Participant breaches any agreement entered into in accordance with Section 7.1 or fails to sign a Waiver and Release Agreement in accordance with Section 7.2, the Committee may require the Participant to (a) immediately forfeit any portion of the Plan benefits that is then outstanding and (b) return to the Company all or some of the Plan benefits the Participant received prior to the breach.

ARTICLE VIII

SUCCESSOR TO COMPANY

This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1    Amendment and Termination. The Plan may be terminated or amended in any respect by resolution adopted by the Board or the Committee. If a Change in Control occurs, the Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants for a period of two (2) years following the date of the Change in Control.

Section 9.2    Form of Amendment. The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company. An amendment of the Plan in accordance with the terms hereof shall automatically effect a corresponding amendment to all Participants’ rights hereunder. A termination of the Plan, in accordance with the terms hereof, shall automatically effect a termination of all Participants’ rights and benefits hereunder.

Section 9.3    Effect of Amendment or Termination on Certain Benefits. No amendment or termination of the Plan may reduce or eliminate the benefits (if any) payable under the Plan (without regard to such amendment or termination) to:

(a)    any Participant who commenced receiving benefits under the Plan prior to the amendment or termination date and is alive on the amendment or termination date or the Beneficiary of such Participant; or

(b)    any Beneficiary who commenced receiving benefits under the Plan prior to the amendment and termination date.

In addition, no amendment or termination of the Plan shall reduce the amount of any Participant’s benefits under the Plan below the amount of such benefits determined immediately prior to such amendment or termination as if the Participant had then separated from Service and was to receive such benefits in a single cash payment of the entire amount of such benefits.

ARTICLE X

MISCELLANEOUS

Section 10.1    Employment Status. This Plan does not constitute a contract of employment or impose on the Company or any Subsidiary any obligation to retain the Participant as an employee, to change the status of the Participant’s employment, or to change the Company’s policies or those of its subsidiaries’ regarding termination of employment.

Section 10.2    Non-exclusivity of Rights and Benefits. Nothing in this Plan shall prevent or limit a Participant’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Subsidiaries and for which the Participant may qualify.

Section 10.3    Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.4    Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of North Carolina, without reference to principles of conflict of law.

Section 10.5    Named Fiduciary; Administration. The Company is the named fiduciary of the Plan, with full authority to control and manage the operation and administration of the Plan, acting through the Committee and the Board.

Section 10.6    Unfunded Plan Status. This Plan is intended to be an unfunded plan. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan.

Section 10.7    Tax Withholding. Any payment provided for hereunder shall be paid net of any applicable tax withholding required under federal, state, local or foreign law.

Section 10.8    Nonalienation of Benefits. Except as otherwise specifically provided herein, amounts payable under the Plan shall not be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any liability which is for alimony of other payments for the support of a spouse or former spouse, or for any other relative of a Participant, prior to actually being received by the person entitled to payment under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, otherwise dispose of any right to amounts payable hereunder, shall be null and void.

Section 10.9    Facility of Payment.

(a)    If a Participant is declared an incompetent, and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits under the Plan to which such individual is entitled may be paid or provided to such conservator, guardian, or other person legally charged with his or her care;

(b)    If a Participant is incompetent, the Company may (i) require the appointment of a conservator or guardian, (ii) distribute amounts to his or her spouse, with respect to a Participant who is married, or to such other relative of an unmarried Participant for the benefit of such Participant, or (iii) distribute such amounts directly to or for the benefit of such Participant; provided however, that a conservator, guardian, or other person charged with his or her care has not been appointed.

Section 10.10    Code Section 409A.

(a)    Delay of Certain Payments. Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of a Participant’s termination of employment, then to the extent necessary to comply with Code Section 409A:

(i)    if the payment or distribution is payable in a lump sum to a “specified employee” (within the meaning of Section 409A of the Code), the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the seventh month following the Participant’s Separation from Service; and

(ii)    if the payment or distribution is payable over time to a “specified employee” (within the meaning of Section 409A of the Code), the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Participant’s Separation from Service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the seventh month following the Participant’s Separation from Service and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

(b)    Expense Reimbursements. To the extent any expense reimbursement or in-kind benefit to which a Participant is or may be entitled to receive under the Plan constitutes non-exempt “deferred compensation” for purposes of Section 409A of the Code, then (i) such reimbursement shall be paid to the Participant as soon as administratively practicable after the Participant submits a valid claim for reimbursement, but in no event later than the last day of the Participant’s taxable year following the taxable year in which the expense was incurred, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year of the Participant shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Participant, and (iii) the Participant’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(c)    Separation from Service Required. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits subject to Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(d)    Interpretation and Administration. Nothing in this Plan shall operate or be construed to cause the Plan to fail to comply with the requirements of Code Section 409A and, to the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A and shall be administered in a manner consistent with that intent. Any provision of this Plan that would cause the Plan or any payment made hereunder to fail to satisfy Code Section 409A shall have no force and effect until amended by the Company to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A) and may be made by the Company without the consent of any Participant.

IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this instrument on behalf of the Company as of the 15th day of December, 2023.

NUCOR CORPORATION

/s/ Stephen D. Laxton
Stephen D. Laxton
Chief Financial Officer, Treasurer and
Executive Vice President